Exhibit 10.14

September 10, 2013

Michael Heffernan

41 Garrison Road

Hingham, MA 02043

Re:          Employment Agreement Amendment

Dear Mike:

Reference is made to that certain letter agreement dated June 13, 2012 between you and Collegium Pharmaceutical, Inc. (the “Company”) regarding the terms of your employment with the Company (the “Agreement”).  Effective on the date hereof, this letter agreement (the “Amendment”) amends certain terms and conditions set forth in the Agreement as follows:

Section 5 of the Agreement is amended by retitling Section 5(e) as “Section 5(f)” and adding a new Section 5(e) to read as follows:

“If within sixty (60) days prior to a Sale of the Company (as defined in the Company’s Transaction Bonus Plan dated September 5, 2013 (the “Bonus Plan”)) either (i) your employment with the Company is terminated without Cause (as defined below) or (ii) you resign for Good Reason (as defined below), then, your interest in the Bonus Plan shall not be forfeited and you shall be eligible to receive a Transaction Bonus under the Bonus Plan, subject to the terms and conditions thereof other than with respect to any employment requirement thereof.  In addition, during any period of time in which the Company has entered into a letter of intent or similar agreement with a third party and is contractually bound pursuant to such letter of intent or similar agreement with the third party by an exclusivity agreement to effect or negotiate a transaction that results in a Sale of the Company, the Company shall not amend or modify the Bonus Plan in any manner that would negatively affect your interest therein without your prior written consent”

The Agreement, as hereby amended, is ratified and confirmed in all respects.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

[Signature Page Follows]

If you are in agreement with the terms of this Amendment, please execute this Amendment at the signature line below and return an executed copy to my attention.

Very truly yours,

COLLEGIUM PHARMACEUTICAL, INC.

By:	/s/ Michael Heffernan
Name: Michael Heffernan
Title: President and Chief Executive Officer

Date: September 10, 2013

Intending to be legally bound,

accepted and agreed to by:

/s/ Michael Heffernan
Michael Heffernan

Date: September 10, 2013